Exhibit 5.1

                                                                     [Letterhead of Phelps Dunbar LLP]

                                                                                        June 6, 2011

Hancock Holding Company

One Hancock Plaza

2510 14th Street

Gulfport, Mississippi 39501

            Re:       Hancock Holding Company

                        Registration Statement on Form S-8

                        Whitney National Bank Savings Plus Plan

Ladies and Gentlemen:

            We have acted as counsel to Hancock Holding Company (the “Company”) in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission.  The Registration Statement is made to register an additional 150,000 shares of the Company’s $3.33 par value common stock (the “Common Stock”) to be available for investment and reinvestment of accounts maintained under the Whitney National Bank Savings Plus Plan (the “Plan”), which the Company has assumed in connection with the merger of Whitney Holding Corporation with and into the Company.

                       In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

            To the extent that any additional shares of Common Stock to be held by the Plan for investment by Plan participants in the Company stock fund after the date hereof are acquired directly from the Company instead of by open market purchases made by the trustee of the Plan, then, based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that such shares of Common Stock to be issued under the Plan will have been duly authorized, and, when issued and paid for in accordance with the terms of the Plan, validly issued, fully paid and non-assessable.

Hancock Holding Company

June 6, 2011

                                    The foregoing opinions are limited to the laws of the State of Mississippi and the federal laws of the United States of America.  We express no opinion as to matters governed by the laws of any other state.  Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law.  We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

            This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

                                    We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                                                    Very truly yours,

                                                                                    /s/ PHELPS DUNBAR, L.L.P.